EXHIBIT 10.4


                        THE SINGING MACHINE COMPANY, INC.
                          6601 Lyons Road, Building A-7
                          Coconut Creek, Florida 33073


                                February 9, 2004
Omicron Master Trust
SF Capital Partners, Ltd.
Bristol Investment Fund, Ltd.
Ascend Offshore Fund, Ltd.
Ascend Partners LP
Ascend Partners Sapient LP

         RE: SECOND AMENDMENT TO THE TRANSACTION DOCUMENTS ("AMENDMENT")
             -----------------------------------------------------------

Dear Sirs:

         Reference is made to that certain Securities Purchase Agreement ("Purchase Agreement") dated August 20, 2003 entered into by and among The Singing Machine Company, Inc. (the "Company") and each of Omicron Master Trust, SF Capital Partners, Ltd., Bristol Investment Fund, Ltd., Ascend Offshore Fund, Ltd., Ascend Partners LP and Ascend Partners Sapient LP (collectively referred to herein as the "Purchasers" and individually, as a "Purchaser"). ALL CAPITALIZED TERMS NOT DEFINED HEREIN SHALL HAVE THE SAME MEANING AS DEFINED TERMS IN THE PURCHASE AGREEMENT.

         The Company wishes to enter into a factoring agreement ("Factoring Agreement") with Milberg Factors, Inc. and Milberg has requested that each Purchaser sign certain subordination agreements ("Subordination Agreements") and agree to certain other changes in the Transaction Documents, set forth herein, as a condition to entering into the Factoring Agreement. In consideration for entering into the Subordination Agreements with Milberg Factors, Inc. and the granting of an aggregate of 30,000 warrants ("New Warrants") pro-rata to the Purchasers and increasing the interest rate of the Debentures from 8.0% per annum to 8.5% per annum, effective immediately, the Purchasers agree to the following: (i) they will waive any and all liquidated damages and other damages that have accrued under the Transaction Documents on or prior to the date of this Agreement and that they hereby waive their claim to any liquidated damages and other damages that may accrue between the date of this Amendment and July 1, 2004 (except those damages set forth in the next sentence), (ii) that the Transaction Documents are amended so that the total amount of liquidated damages and other damages that the Purchasers, as a group, will be able to collect under the Transaction Documents while the Factoring Agreement with Milberg Factors is in effect, which includes without limitation, the Registration Rights Agreement, the Debentures and the Warrants, is limited to $150,000 in the aggregate during a Company's fiscal year, provided that any and all liquidated damages or other damages exceeding the $150,000 pay-out allowed during each fiscal year will continue to accrue and will be immediately due and payable, in their entirety, after the Factoring Agreement is terminated. The limitation on the waiver of liquidated damages and other damages (a) set forth in subsection (ii) of the preceding sentence shall not apply to liquidated damages set forth in Section 4(b)(ii) and (iii) of the Debentures and Section 3(a) of the Warrant Agreements and (b) any damages arising because the stock certificates are not issued without restrictive legends, provided that such removal is permitted by applicable law.

         The New Warrants shall be in the form of the warrants issued pursuant to the Purchase Agreement and will have an exercise price equal to the lesser of the closing bid price on the date hereof and the closing bid price on their date of issuance, will be immediately exercisable and will expire on January __, 2007. The Registration Rights Agreement is hereby amended to include in the definition of Registrable Securities the shares issuable upon exercise of the New Warrants and the other changes set forth in the preceding paragraph. The

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increase in the interest rate from 8.0% to 8.5% shall be effective immediately without any other action required by the Company or such Purchaser. Each Debenture and Warrant shall be deemed to be automatically amended to reflect the changes set forth herein and no new Debentures will be issued to reflect such increase in the interest rate or other changes set forth herein. Except that, each such agreeing Purchaser shall have the right to exchange their existing Debenture for a new Debenture with the increase in interest rate and the other changes set forth herein hereunder reflected accordingly. Any other relevant Transaction Documents shall be amended to reflect the changes agreed to herein.

         The Company acknowledges and agrees that no consideration other than the consideration set forth herein has been or shall be offered or paid to any other person to obtain a Purchaser's agreement to enter into the Subordination Agreement. The first sentence of this paragraph is intended to treat for the Company the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise. For clarification purposes, each Purchaser's agreement to the terms hereunder constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser.

         Except as expressly amended hereby, the Purchase Agreement, the Debentures, the Warrants, the Registration Rights Agreement and any other Transaction Documents are ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms hereof. Unless stated to the contrary herein, this Amendment shall be governed by the provisions contained in the Purchase Agreement and all amendments to the Purchase Agreement.

         This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Amendment. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.


                                             Sincerely,

                                             THE SINGING MACHINE COMPANY, INC.


                                             By:  /s/ Yi Ping Chan
                                             Yi Ping Chan
                                             Chief Operating Officer



Agreed and accepted this 9th day of February 2004:


Omicron Master Trust                         SF Capital Partners, Ltd.
By: /s/ Bruce Bernstein                      By:  /s/ Brian Davidson
Name:    Bruce Bernstein                     Name: Brian Davidson
Title:   Managing Partner                    Its:  Authorized Signatory


Bristol Investment Fund, Ltd.                Ascend Offshore Fund, Ltd.
By: /s/ Paul Kesslor                         By: /s/ Malcolm Fairbain
Name: Paul Kesslor                           Name: Malcom Fairbain
Title: Director                              Title: Managing Member

Ascend Partners LP                           Ascend Partners Sapient LP
By: /s/ Malcolm Fairbain                     By: /s/ Malcolm Fairbain
Name:Malcolm Fairbain                        Name: Malcolm Fairbain
Title: Managing Member                       Title:  Managing Member


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